EXHIBIT 10.22

            AGREEMENT TO PURCHASE AND MARKET BRAND NAME AND RECIPES

      THIS AGREEMENT, dated June 30, 1998 by and between Leroux Creek Food Corporation, a Colorado corporation (the "Seller"), and Perry's Majestic Beer, Inc., a Delaware corporation (the "Buyer")

                                  WITNESSETH:

      WHEREAS, Seller is engaged in the business among other things, of manufacturing, marketing and distributing applesauce, apple sauce blends and apple butter made from associated proprietary recipes; and

      WHEREAS, the Seller wishes to sell, and the Buyer wishes to purchase the brand name, Leroux Creek Foods, and the related products and associated recipes of Seller as well as the exclusive right to market, distribute and sell the Products produced under the "Leroux Creek" label, including all applesauce, applesauce blends, and apple butter.

      NOW THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the Seller and the Buyer hereby agree as follows:

                                  ARTICLE I.

                        PURCHASE AND SALE OF THE ASSETS

      1.1 Purchase of Selected Assets. Subject to the terms and conditions set forth in this Agreement, the Seller agrees that, on the Closing Date, the Seller shall complete and execute the documents and escrow instructions required to sell, transfer, assign, convey and deliver to the Buyer, Seller's right, title and interest in and to the brand name "Leroux Creek Foods", and the related products including all apple sauce, apple sauce blends presently marketed, and the recipes for said related products as of the date of this Agreement (the "Products") of Seller as well as the exclusive right to market, distribute and sell the Products produced under the "Leroux Creek" label, and intellectual property directly relating to the marketing, sale and distribution of the Products, free and clear of all liens, mortgages, security interests, claims, or other encumbrances of any nature whatsoever, which shall include, but not be limited to the following:

            (a) Physical Assets:  All of Seller's  customer lists,  distribution
brokerage  agreements,   advertising  plans  and  the  like,  directly  used  in
connection with the marketing, sale and distribution of the Products.

            (b) Intangible Assets: All rights, title, and interest in and to the Products, including, without limitation, (i) the exclusive right to market, sell, and distribute the Products and to sell to Seller's past and present customers and to utilize Seller's brokers; (ii) the good will associated with the Products and the Assets; (iii) a non-exclusive license to use the certification mark "Grown Without Pesticides" (application pending) as set forth below in section 1.7; (iv) the right to the packaging designs and art graphics for the Products; and (v) all information concerning past and present marketing campaigns for the Products; (vi) all trade secrets and associated files which are limited to the recipes for the products.

            (c) Leases, Licenses, etc.: All right, title, interest in and to the leases, licenses, permits, authorizations, contract rights, agreements, whether written or oral, orders and other documents used in connection with the marketing, distribution and sale of the Products;

            (d) Intellectual Property Rights: All trademarks, trade names, and other intellectual property rights utilized in connection with the marketing, sale and distribution of the Products, (excepting the rights to use or apply the Certification Mark "Grown Without Pesticides" or its variants [the Certification Mark], such rights non-exclusively licensed as set forth below in section 1.7) including written records thereof, including, without limitation, all rights to the name "Leroux Creek" and all variations thereof and the registered trademark "Leroux Creek" and the goodwill associated with such trademarks.


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      1.2 Allocation of Purchase Price.  Purchase price of $650,000.00  shall be allocated in full to the brand name Leroux Creek Foods.

      1.3 No Assumed Liabilities. The Buyer shall not assume nor be responsible for any liabilities or obligations of the Seller or any of its affiliates (the "Non-Assumed Liabilities").

      1.4 Purchase of the Assets.

      (a) In consideration for the Assets, Buyers shall pay the sum of six hundred fifty thousand dollars ($650,000) (the "Purchase Price") as follows: at Closing (as defined herein) Buyer shall (i) pay to Seller the non-refundable sum of sixty-two thousand five hundred dollars ($62,500.00) in cash or certified funds; (ii) deliver to Seller for conveyance to the Escrow Agent as hereinafter defined a promissory note (the "Note") in the principal amount of five hundred eight-seven thousand five hundred dollars ($587,500.00) bearing interest at the rate of 9% per annum, principal payable on the six month anniversary of the Closing and interest payable monthly beginning on the one-month anniversary of the Closing, in the form annexed hereto as Exhibit A, which shall be delivered by Seller to the Escrow Agent; and (iii) enter into a Consulting Agreement with Edward Tuft as set forth in Exhibit B attached hereto; (iv) enter into a Production Agreement with Seller as set forth in Exhibit F attached hereto; (v) provide Seller for delivery to the Escrow Agent with options to purchase two hundred fifty thousand (250,000) shares of common stock, par value $.0001 per share, of Buyer at fair market value at the date of the Closing. The option to purchase said shares shall be in effect for five years from the date of Closing Each exercise of an option granted hereunder shall be by means of a notice of exercise (the "Notice of Exercise") delivered to Buyer specifying the number of Option Shares to be purchased. Within five (5) days of receiving the Notice of Exercise, Buyer shall schedule a closing for purchase of the stock (the "Stock Closing") which shall be no more than five (5) days later. At the Stock Closing, the Company shall deliver the Option Shares to Edward Tuft with the appropriate transfer documents and Edward Tuft shall pay to Buyer the full purchase price of such exercised Option Shares whether in cash or by certified check payable to the order of "Perry's Majestic Beer, Inc." All Option Shares issued pursuant to such option shall be fully paid and non-assessable and shall not be subject to any liens. Neither Edward Tuft nor any other person legally entitled to exercise the Option shall be entitled to any of the rights or privileges of a stockholder of the Company with respect to any common shares issuable upon any exercise of the Option unless and until the Option is exercised; and (vi) appoint Edward Tuft or his designated agent as a member of the Board of Directors of Perry's Majestic Beer, Inc.

      (b) As further consideration for the Assets, for a period of five (5) years from the date hereof (the "Royalty Period") Seller shall receive from Buyer royalty payments equal to $.25 per case on each case of the Products sold by Buyer during the Royalty Period. Such Royalty Payments shall be made to Seller on a quarterly basis and within sixty (60) days of the end of each fiscal quarter of Buyer. Upon written request from the Seller, the Buyer will make available to Seller within thirty (30) days an accounting of Royalty Payments for such quarter after the conclusion of each such fiscal quarter.

      1.5 Exclusive Right to Market. Distribute and Sell. As of the date of Closing, subject to timely payment of the Promissory Note referred to in paragraph 1.3, Seller shall not sell any Products bearing the names, trade names or trademarks referred to in this Agreement to any person or entity other than Buyer and Buyer's designees. Seller shall sell and deliver such Products to Buyer, upon placement of purchase orders by Buyer, in good and merchantable condition. The manufacturing, shipping and quality of said Products shall likewise be governed by the Production Agreement..

      1.6 Limitation on Assignment. Further Assurance. To the extent that the assignment of any contracts to be assigned to the Buyer, as provided herein, shall require the consent of another party thereto, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof. To the extent required, the Seller agrees that it will use all reasonable efforts to obtain the written consent of all necessary parties to the assignment of the Buyer of all assigned contracts. If any such consent is not obtained, the Seller shall use all reasonable efforts to obtain the same and will cooperate with the Buyer, as appropriate, in any reasonable arrangement designed by the Buyer to provide to the Buyer, as appropriate, the benefits thereunder and the Buyer shall assume all correlative obligations to effectuate such arrangement.

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      1.7 Certification  Mark. The Buyer understands that the Certification Mark
"Grown Without Pesticides" is now owned by the Seller. The Certification Mark is owned by Edward Tuft and another (collectively, the "Certification Mark Owner") and is applied by the Seller under a nonexclusive license according to standards which the Seller currently meets. The Buyer acknowledges Certification Mark Owner's exclusive rights in the Certification Mark notwithstanding prior, erroneous efforts by the Seller to register the Certification Mark under the Seller's name. Further, the Buyer agrees to cooperate as reasonably requested by the Certification Mark Owner to quitclaim any apparent rights, and to take such other steps, including but not limited to adjusting the appearance of the Certification Mark at Certification Mark Owner's expense, as the Certification Mark Owner may reasonably request. Upon Seller's request and at Buyer's option, Buyer may agree to execute a more formal, written license authorizing Buyer's use and application of the Certification Mark, a more formal, written license for the Certification Mark. It is understood and agreed that such license shall include, among other terms, language providing: a) that the license is fully paid-up, royalty free during its initial term; b I that its initial term shall be for five years, for standards which are not beyond the existing standards (which Seller currently meets), and c) that the license shall be renewable after the initial term on the Certification Mark Owner's then-current standards and on the Certification Mark Owner's then-current terms.

                                  ARTICLE II

                                    CLOSING

      2.1 The Closing.

      (a) The consummation of the transactions contemplated by this Agreement (the "Closing") shall be held at a place chosen by the parties or the transactions may take place in counterpart from separate locations.

      (b) At the Closing, the Seller shall execute and deliver to Western Escrow Service (hereafter, "Escrow Agent"), to be treated pursuant to the escrow instructions noted in Article 2. l(e) and Exhibit C, all documents and instruments necessary to transfer to the Buyer all of the right, title and interest of the Seller in and to the trade names and Products, including, without limitation:

             (i) The Assignment Agreement in the form annexed hereto as Exhibit D;
             (ii) Documents reflecting assignment of all names, patents, licenses and trademarks included among the purchased Assets;
             (iii) A Bill of Sale in the form annexed as Exhibit E;
             (iv) Recipes;
             (v) The executed Production Agreement in the form annexed as Exhibit F;

      (c) At the Closing, Buyer shall deliver to Seller for delivery to the Escrow Agent to be treated pursuant to the instructions noted in Article 2. l(e):

            (i) The executed Consulting Agreement, Production Agreement, and the Royalty Agreement and

            (ii) The executed Promissory Note in the amount of $587,500.00.

      (d) At the Closing, Buyer shall deliver directly to Seller:

            (i) The non-refundable amount of $62,500.00 in cash or certified funds.

      (e) All documents noted in Article 2. l(b) and (c) shall be delivered to Western Escrow Services, Inc., 455 Palmer, Delta, CO 81416 by Seller's counsel, and counsel shall have a fiduciary obligation to deliver all documents noted herein. The Escrow Agent shall be instructed to hold the Promissory Note and documents of transfer, and shall be further instructed that the documents of transfer as noted in Article 2.1(b) are to be released to Buyer or any agent Buyer may designate upon receipt by the Escrow Agent of cash or certified funds in the principal amount of $587,500.00 plus unpaid interest. Interest on the Promissory Note shall accrue at the rate of 9% per annum from the date the Promissory Note was signed and shall be paid monthly beginning on the one-month

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anniversary of the Closing.  Upon payment,  the cash or certified  funds will be delivered by the Escrow Agent to Seller or his designated agent. Said Escrow Instructions are attached hereto as Exhibit C, and the parties agree that the escrow agreement between the Escrow Agent and the Buyer and Seller shall control the escrow portion of this contract.

      2.2 Right to Carry on Business and Maintain Profits. Subject to Buyer's timely compliance with the terms of this Agreement, it is agreed that the Buyer may conduct all marketing, sales, and distribution of the products and utilize the name Leroux Creek and "Grown Without Pesticides" during the pendency of the escrow agreement. All profits generated by the Buyer shall be the sole and separate property of Buyer, it being the intention of this escrow provision to suspend the delivery of the legal documents that transfer of rights and title until the final payment is received so as to provide for an automatic reversion of the transferred rights if Buyer fails to pay the Promissory Note when due. Once escrow is closed, Buyer shall have all rights transferred by the documents referred to in Article 2.1(b).

      2.3 Earnest Money as Liquidated Damages. Regardless of whether the Promissory Note is paid in full and the escrow closed, the $62,500.00 paid at closing shall remain Seller's sole and separate property, and should this contract fail due to the failure of Buyer to pay said Promissory Note in full, Seller shall retain said $62,500.00 as liquidated damages for the breach of this Agreement and this Agreement shall be considered null and void. Under these circumstances, Buyer shall have no further obligation under the Promissory Note or this contract and exhibits other than for the payment of manufacturing charges pursuant to the Production Agreement.

      2.4 Additional Actions to be Taken on the Closing Date.

      (a) Liens/Consents. The Seller shall have satisfied and discharged all liens on the Assets as well as providing all necessary consents to transfer or assign the Assets to Buyer, in form and substance satisfactory to the Buyer.

      (b) Consents. The Buyer shall have received consents to the transactions contemplated by this Agreement signed by its Board of Directors.

      (c) Bulk Sales Act. In the event that it is determined by a court of competent jurisdiction that Article 6 of the Uniform Commercial Code is applicable to this transaction, Seller agrees to indemnify Buyer from any losses incurred by Buyer arising our of or resulting from the failure of the Seller to comply with Article 6 of the Uniform Commercial Code. The agreement set forth in this Section 2.2c shall expressly survive the Closing.

      (d) Taxes. All taxes relating to or affecting the Assets and the Products shall be paid in full, or reserved for, as of the Closing Date.

                                 ARTICLE III.

                 REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants to the Buyer as follows:

      3.1 Organization and Qualification. The Seller is a corporation validly existing and in good standing under the laws of the State of Colorado and has all requisite corporate power and authority to (a) own, lease and operate its properties and assets as they are now owned, leased and operated, and (b) carry on its business as now presently conducted an as proposed to be conducted. The Seller is duly qualified to do business in each jurisdiction in which the nature of its business or properties makes such qualification necessary.

      3.2 Validity and Execution of Agreement. The Seller has the full legal right, capacity and power and all requisite corporate authority and approval required to enter into, execute and deliver this Agreement and any other agreement or instrument contemplated hereby, and to perform fully its obligations hereunder and thereunder. The shareholders of Seller have each approved the transactions contemplated pursuant to this Agreement and each of the other agreements required to be entered into pursuant hereto by Seller. Seller has taken all actions, required by law, its certificate of incorporation and bylaws to authorize its execution, delivery and performance of this Agreement an

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the consummation of the  transactions  contemplated  hereby.  This Agreement and such other agreements and instruments have been duly executed and delivered by Seller and each constitutes the valid and binding obligation of Seller enforceable against it in accordance with its terms.

      3.3 No Conflict. Neither the execution and delivery of this Agreement nor the performance by the Seller of the transactions contemplated hereby will (a) violate or conflict with any of the provisions of its Certificate of Incorporation of by-laws or other organizational documents of the Seller; (b) result in the acceleration of, or entitle any party to accelerate the maturity or the cancellation of the performance of any obligation under, or result in the creation or imposition of any lien in or upon the Assets or constitute a default (or an event which might, with the passage of time or giving of notice, or both, constitute a default) under any contract; (c) violate or conflict with any order, judgment, regulation or ruling of any governmental or regulatory body to which the Seller is a party or by which any of its property or assets may be bound or affected or with any provision of any law, rule, regulation, order, judgment, or ruling of any governmental or regulatory body applicable to the Seller.

      3.4 Litigation. There are no outstanding orders, judgments, injunctions, investigations, awards or decrees of any court, governmental or regulatory body or arbitration tribunal by which the Seller, or any of its securities, assets, properties, or business are bound, and which would adversely affect the Assets. There are no actions, suits, claims, investigations, legal, administrative or arbitral proceedings pending or, to the best knowledge of the Seller, threatened, (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) against or affecting the Seller, or any of its assets or properties, that, individually or in the aggregate, could, if determined adversely to the Seller, reasonably be expected to have a material adverse effect on the Assets, nor, to the best knowledge of the Seller, are there any facts which could reasonably be expected to give rise to any such action, suit, claim, investigation or legal, administrative or arbitral proceeding.

      3.5 The Assets. The Seller owns outright and has good and marketable title to all of the Assets, (both tangible and intangible), free and clear of any lien, pledge, hypothecation, mortgage, security interest, claim lease, charge, option, right of first refusal, easement, servitude, or other encumbrance (the "Liens"). The Assignment Agreement and such other conveyance documents as shall have been executed and delivered to the Buyer will convey good and marketable title to the Assets, free and clear of any liens.

      3.6 Intangible Property. The documents set forth in Article 2. 1 (b)(ii) set forth all patents, trademarks, service marks, trade names, copyrights, logos and the like and franchises, all applications for any of the foregoing, and all permits, grants and licenses or other rights held or owned by, or running to or from the Seller, relating to the Assets (collectively, the "Intangible Property"), true and complete copies of which have been delivered or made available to the Buyer. All of the Intangible Property is included among the Assets. It is understood that the Certification Mark is specifically not included as part of the Assets or the Intangible Property. To the best of Seller's knowledge, no patent, invention, trademark, service mark or trade name of any other Person infringes upon, or is infringed upon by, any of the Intangible Property and the Seller has not received any notice of any claim of infringement, either within the last twelve months or which is material, of any other Person with respect to any of the Intangible Property or any process or confidential information relating thereto, and the Seller does not know of any basis for any such charge or claim. All of the Intangible Property is valid and in good standing. Seller has a right to sell all of the Intangible Property to Buyer and the sale of the Intangible Property shall not operate in any way to adversely affect any patent, license, trademark, trade name, invention or service mark included among the Intangible Property. The Seller has not received any notice or inquiry indicating, or claiming, that the manufacture, sale or use of any of the assets conveyed herewith infringes upon the patent or other intellectual property rights of any other Person. Seller represents that no approval or consent of any person is needed so that the interest of the Seller in the Intangible Property shall continue to be in full force and effect and enforceable by the Buyer following the consummation of the transactions contemplated hereby. Seller represents that there are no security interest encumbering the intangible assets and in furtherance of this representation Seller shall exercise due diligence to procure a letter from the SBA and Colorado National Bank stating that they have no security interest in the intangible property being transferred by this Agreement.

      3.7 Undisclosed Liabilities. Seller represents that it has no direct or indirect, indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or

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inchoate,  liquidated or unliquidated,  secured or unsecured, accrued, absolute, contingent or otherwise which does or may affect the Assets (collectively, the "Liabilities").

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      3.9 Tax Matters.

      (a) All Tax Returns required to be filed with respect to the Seller relating to the Assets have been duly filed and were in all material respects true, complete and correct and filed on a timely basis;

      (b) the Seller has paid all Taxes that are due, or claimed or asserted by the IRS or any other taxing authority ("Taxing Authority") to be due from the Seller for the periods covered by such Tax Returns or Seller has duly and fully provided reserves adequate to pay all Taxes in the Financials;

      (c) The Seller has complied in all material respects with all applicable laws relating to withholding of Taxes including withholding Taxes pursuant to Sections 1441 and 1442 of the Internal Revenue Service ("IRS") Code of 1986, as amended (the "Code") and similar provisions under any other applicable laws, and the payment thereof over to the Taxing Authorities; and

      (d) the Income Tax returns of the Seller have not been audited or examined by any of the Taxing Authority (including the IRS) for any period for which the applicable statute of limitation period has not yet expired and no statute of limitations for any such period has been extended.

      3.10 Contracts and Other Agreements. Seller represents that there are no written agreements (and, to the best knowledge of the Seller, any oral agreements) and arrangements to which (i) the Seller is a party and which affect the Assets, or (ii) by or to which any of the Assets are bound or subject (collectively, the "Contracts").

      3.11 Interest with Affiliates. No Affiliate of the Seller has any interest in any of the Assets.

      3.12 Employees. The Seller is not a party to, and there does not otherwise exist, any agreements with any labor organization, collective bargaining, or similar agreement with respect to employees of the Seller, which would affect the Division or the Assets. The Seller is in compliance in all material respects with its obligations under all Federal, state and local statues and ordinances, executive orders, regulations, and common law governing its employment practices with respect to the Seller.

      3.13 Licenses. Permits. and Government Approvals. Seller has no knowledge of any requirement to maintain any governmental permits, licenses, registrations and other governmental consents (federal, state and local) with respect to the Assets.

      3.14 Compliance with Laws. Seller has no knowledge of any requirement that Seller comply with any applicable federal, state, and local laws, regulations and ordinances or any requirement of any governmental or regulatory body, court or arbitrator affecting the Assets, the failure to comply with which could have a material adverse effect on the Assets. Neither the Seller nor any of its representatives, agents, employees, or affiliates has made or agreed to make any payment to any person which would be unlawful. Seller has obtained all required federal and state regulatory approvals to permit the manufacture and sale of the Products. Seller has obtained all requisite approvals from all federal ends state regulatory authorities fort the Products and has not been not) filed by any such authority that is in violation of any rules, regulations, or other laws relating to such approval.

      3.15 Products. Seller represents that there are no statements, citations or decisions by any governmental or regulatory body that any product ("Product") manufactured, marketed, distributed, sold, leased or serviced that would otherwise be included among the Assets is defective, has been sold without government approval, or fails to meet in any material respect any standards promulgated by any such governmental or regulatory body. There have been no recalls ordered by any such governmental or regulatory body with respect to any Product. To the best of Seller's knowledge, there is no fact relating to any Product that may impose upon the Seller (or the Buyer upon consummation of the transactions contemplated hereby) a duty to recall any Product or a duty to warn customers of a defect in any Product.

      3.16 Disclosures. To the best of Seller's knowledge, neither this Agreement, nor any Exhibit to this Agreement contains an untrue statement of a material fact or omits a material fact necessary

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to  make  the  statements  contained  herein  or  therein  not  misleading.  All statements, documents, certificates or other items prepared or supplied by the Seller with respect to the transactions contemplated hereby are true, correct and complete and contain no untrue statement of a material fat or omit a material fact necessary to make the statements contained therein not misleading.

      3.17 Sales and Customer Information. Seller has delivered to Buyer information concerning sales of the Products, manufacturing costs, marketing and sales expenses and other information concerning the marketing, distribution and sales of the Products (the "Sales Information"). The Sales Information is true and correct and accurately reflects the information disclosed.

      3.18 Opinion of Counsel. Seller's counsel shall issue an opinion letter verifying that, based upon the information given him by Seller that the Seller is a valid corporation in good standing in the state of Colorado; that Seller has taken all corporate action necessary to authorize and approve this transaction; that this transaction will not violate any provision of Seller's corporate documents; that Seller is legally capable of transferring good and marketable title to the assets being transferred and that counsel is not aware of any liens, claims or encumbrances to which the assets are subject.

      3.19 Survival. All of the representations and warranties of the Seller contained herein shall survive the Closing Date until the date upon which the liability to which any claim relating to any such representation or warranty is barred by any applicable statutes of limitations.

                                  ARTICLE IV.
                  REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer represents and warrants to the Seller as follows:

      4.1 Organization and Qualification. The Buyer is a corporation validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to (a) own, lease and operate its properties and assets as they are now owned, leased and operated and (b) carry on its business as now presently conducted and is duly qualified to do business in each jurisdiction in which the nature of its business or properties makes such qualification necessary.

      4.2 Validity and Execution of Agreement. The Buyer has the full legal right, capacity and power and all requisite corporate authority and approval required to enter into, execute, and deliver this Agreement and any other agreement or instrument contemplated hereby, and to perform fully its obligations hereunder and thereunder. The board of directors of the Buyer has approved the transaction contemplated by this Agreement and each of the other agreements required to be entered into pursuant hereto by the Buyer. This Agreement and such other agreement and instruments have been duly executed and delivered by the Buyer and each constitutes the valid and binding obligation of the Buyer enforceable against it in accordance with its terms.

      4.3 No Conflict. Neither the execution and delivery of this Agreement nor the performance by the Buyer of the transactions contemplated herein will (a) violate or conflict with any of the provisions of its Certificate of Incorporation or bylaws or other organizational documents; or (b) violate or conflict with any provision of any law, rule, regulation, order, judgment, decree or ruling of any court or federal, state or local Governmental or Regulatory body applicable to Buyer.

      4.4 Survival. All of the representations and warranties of the Buyer contained herein shall survive the Closing Date until the date upon which the liability to which any claim relating to any such representation or warranty is barred by any applicable statutes of limitations.

                                   ARTICLE V
                             CONDITIONS TO CLOSING

      5.1 Obligations of Seller and Buyer. The respective obligations of Seller and Buyer to consummate the transactions contemplated hereby shall be subject to the fulfillment, prior to or at Closing, of each of the following conditions, any one or a portion of which may be waived in writing:

      (a) Consents. Seller shall have obtained all necessary consents to assignment of all parties to contracts relating to the Assets. Seller shall have executed and delivered to Buyer a certificate, dated as of the Closing date and signed by its President containing certified resolutions of Seller authorizing Seller to enter into this Agreement and the transactions contemplated hereby. Buyer shall have executed and delivered to Seller a certificate, dated as of the date of the Closing and signed by its President containing certified resolutions of Buyer authorizing Buyer to enter into this Agreement and the transactions contemplated hereby.

      (b) No Suits or Actions. At Closing no suit, action, proceeding shall have been threatened, instituted, or commenced to restrain, enjoin or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby.

      (c) Consulting Agreement. Edward Tuft and Buyer shall have entered into the Consulting Agreement attached as Exhibit B.

      (d) Instruments of Conveyance. Seller and Buyer shall have executed and delivered to Escrow Agent all such documents and instruments as shall be necessary to convey, transfer and assign to Buyer all of Buyer's right, title and interest in and to the Assets, including, but not limited to, the Assignment Agreement attached as Exhibit D and the Bill of Sale attached as Exhibit E.

      (e) Production Agreement. Buyer and Seller shall have entered into and delivered to Escrow Agent the Production Agreement attached as Exhibit F.

      (f) Buyer shall have executed and delivered to Escrow Agent the Promissory Note attached as Exhibit A.

      (g) Buyer shall have executed and delivered to Seller the non-refundable sum of $62,500.00 in cash or certified funds.

      (f) Lack of Material Changes. At Closing, there shall not have been:

      (i) any change in the condition, financial or otherwise, of the Assets of Seller, other than changes in the ordinary course of business which have not been either in any case or in the aggregate materially adverse;
      (ii) any act outside the ordinary course of business which material adversely affects the Assets;

     (iii) any damage, destruction, or loss of any of the Assets, not adequately compensated by insurance, materially adversely affecting the business or prospects of Seller;

      (iv) any waiver by Seller of any right of substantial value, material default under the terms of any contract, agreement or other instrument to which it is a party or by which it is bound;

      (v) any sale, lease, transfer, or other disposition or mortgage or pledge of any Asset, nor shall there be imposed or suffered to be imposed any lien, claim, charge, security interest or other restriction of any kind or nature whatsoever on any Asset.

      5.2 Additional Conditions.

      (a) There are no actions, suits, or proceedings pending, threatened against or affecting Seller or Buyer which might result in any material adverse change in the licenses, business, operations, properties or assets or the condition, financial or otherwise, of Seller or Buyer, or in any way involving this Agreement or the transactions contemplated hereby;

      (b) Neither Buyer nor Seller know of, and has no reasonable grounds to know of, any basis for any such action or proceeding;

      (c) there is no order or decree of any court or agency directed to Seller or Buyer arising out of any judicial, or quasi judicial, proceeding before any such court or agency with respect to Seller or Buyer being in default;

      (d) Seller and Buyer have complied in all material respects with all laws, regulations, rules, ordinances, decrees, or orders of any court, government (federal, state or local) department, commission, board, agency, official, or other regulatory, administrative or governmental authority.

                                  ARTICLE VI
                                INDEMNIFICATION

      6.1 Indemnification.

      (a) The Seller agrees to indemnify, defend and hold harmless the Buyer and its respective directors, officers, employees, shareholders, and any Affiliates of the foregoing, and their successors and assigns (collectively, the "Buyer Group") from and against any and all losses, liabilities, (including punitive or exemplary damages and fines or penalties and any interest thereon), expenses (including reasonable fees and disbursements of counsel and expenses of investigation and defense), claims, liens, or other obligations of any nature whatsoever (hereinafter individually, a "Loss" and collectively, "Losses") suffered or incurred by the Buyer Group, which arise out of, result from or relate to (i) any breach of any representation or warranty of the Seller contained in Article III and (ii) any breach of any covenant or agreement of the Seller contained in this Agreement or in any other document contemplated herein. Such indemnification shall be limited to the total proceeds received by the Buyer under this Agreement.

      (b) The Buyer agrees to indemnify, defend and hold harmless the Seller and its directors, officers, employees, and shareholders, and any Affiliates of the forgoing, and their successors and assigns from and against any and all Losses suffered or incurred by them which, directly or indirectly, arise out of, result from or relate to (i) any inaccuracy in or any breach of any representation or warranty of the Buyer contained in Article IV and (ii) any breach of any covenant or agreement of the Buyer contained in this Agreement or in any other document contemplated by this Agreement.

      6.2  Method of  Asserting  Claims.  The party  making a claim  under  this
Article VI is referred to as the "Indemnified Party" and the party against whom such claims are asserted under this Article VI is referred to as the "Indemnifying Party". All claims by any Indemnified Party under this Article VI shall be asserted and resolved in accordance with the terms and provisions set forth in Sections 6.2(a) - (c) below.

      (a) In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party, said Indemnified party shall, with reasonable promptness, notify in writing the Indemnifying Party of such claim or demand, specifying the nature of the specific basis for such claim or demand, and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand); any such notice, together wit any notice given pursuant to Section 6.2(b) hereof, collectively being the "Claim Notice"; provided, however, that any failure to give such claim Notice will not be deemed a waiver of any rights of the Indemnified party except to the extent the rights of the Indemnifying Party are actually prejudiced. The Indemnifying Party, upon request of the Indemnified Party, shall retain counsel (who shall be reasonably acceptable to the Indemnified party) to represent the Indemnified Party, and shall pay the fees and disbursements of such counsel with regard thereto, provided, further, that any Indemnified party is hereby authorized prior to the date on which it receives written notice from the Indemnifying Party designating such counsel, to retain counsel, whose fees and expenses shall be at the expense of the Indemnifying Party, to file any motion, answer or other pleading and take such other action which it reasonably shall deem necessary to protect its interest or those of the Indemnifying party until the date on which the Indemnified party receives such notice from the Indemnifying Party. After the Indemnifying Party shall retain such counsel, the Indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties of any such proceeding (including any impeded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to accrual or potential differing interests between them. The Indemnifying Party shall not, in connection with any proceedings or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one such firm for the Indemnified Party (except to the extent the Indemnified Party retained counsel to protect its (or the Indemnifying Party's) rights prior to the selection of counsel by the Indemnifying Party. The Indemnified party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party defends. No claim or demand may be settled by an Indemnifying Party or, where permitted pursuant to this Agreement, by an Indemnified Party without the consent of the Indemnified Party in the first case or the consent of the Indemnifying Party in the second case, which consent shall not be unreasonably withheld, unless such settlement shall be accompanied by a complete release of the Indemnified Party int eh first case or the Indemnifying Party in the second case, or, where permitted pursuant to this Agreement, by an Indemnified party without the consent of the Indemnified Party in the first case or the consent of the Indemnifying Party in the second case.

      (b) In the event any Indemnified Party shall have a claim against any Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall send a Claim Notice with respect to such claim to the Indemnifying Party. If the Indemnifying Party~does not dispute such claim, the amount of such claim shall be paid to the Indemnified Party within twenty (20) days of receipt of the Claim Notice.

      (c) So  long as any  right  to  indemnification  exists  pursuant  to this
Article VI, the affected parties each agree to retain all books, records, accounts, instruments and documents reasonably related to the Claim Notice. In each instance, the Indemnified Party shall have the right to be kept informed by the Indemnifying Party and its legal counsel with respect to all significant matters relating to any legal proceedings. Any information or documents made available to any party hereunder, which information is designated as confidential by the party providing such information, and which is not otherwise generally available to the public, or which information is not otherwise lawfully obtained from third parties or not already within the knowledge of the party to whom the information is provided (unless otherwise covered by the confidentiality provisions of any other agreement among the parties hereto, or any of them), and except as may be required by applicable law or requested by third party lenders to such party, shall not be disclosed to any third Person (except for the representatives of the party being provided with the information, in which event the party being provided with the information shall request its representatives not to disclose any such information).

                                  ARTICLE VII
                     POST-CLOSING COVENANTS OF THE PARTIES

      7.1 Tax Matters. With respect to the Assets, the Seller shall provide to Buyer on demand such information as shall reasonably be requested by Buyer to enable Buyer to prepare and file timely Buyer's federal, state and local income Tax Returns and all forms, schedules and attachments related thereto.

      7.2 Non-Competition. As a material inducement to cause the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, and in further consideration for the payments to be made by Buyer pursuant to
Section 1.2, Seller, on behalf of itself, its officers, directors, and affiliates (the "Restricted Parties") shall not, for a period of twelve years following the date of Closing (i) engage in the wholesale or retail sale, marketing, or distribution of Grown Without Pesticide applesauce within the United States; however, nothing contained herein shall in any way limit the right of Seller to produce and manufacture apple sauce or related products of others on a custom basis; (ii) take any action outside the ordinary course of business which could have a material adverse effect on the Assets of the Buyer following the Closing Date. If any court determines that this covenant, or any part thereof, is unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced.

      This section 7.2 is expressly contingent upon payment in full of all obligations herein by the Buyer under the terms of the Agreement, which is to be construed as payment in full of the principal and interest due under the Promissory Note.

      7.3 Confidentiality. From and after the Closing Date, the Seller and its shareholders shall not disclose or furnish to any other Person, except to the extent required by law or by order of any court or governmental agency, (a) any information which is not generally known in the industry relating to any license, patent, process, technique, or procedure transferred to Buyer pursuant hereto or used in connection with the Assets; (b) any information which is not generally known in the industry relating to the operations or financial status of the Buyer which is not specifically a matter of public record; or (c) any trade secrets in connection with the Assets.

                                 ARTICLE VIII
                                 MISCELLANEOUS

      8.1 Sales and Transfer Taxes. All required filings under any applicable Federal, state, foreign or local sales tax, stamp tax or similar laws or regulations shall be made by the Buyer and, at Closing, Buyer shall deliver to Seller either (a) proof of the payment of any sales tax assessed pursuant to such filings or (b) statements of no sales tax due, as the case may be. The parties agree that any and all transfer, sales or stamp taxes and any similar taxes or assessments imposed on the transfer of the Assets and the Assumed Liabilities in accordance with the terms of this Agreement shall be borne equally by the Buyer and Seller.

      8.2 Post-Closing Further Assurances. At any time and from time to time after the Closing Date at the request of either party, and without further consideration, the other party will execute and deliver, or cause the execution and delivery of, such other instruments of sale, transfer, conveyance, assignment and confirmation and take or cause to be taken such other action as the party requesting the same may reasonably deem necessary or desirable in order to transfer, convey and assign more effectively to the requesting party all of the property and rights intended to be conveyed to such party pursuant to the provisions of this Agreement.

      8.3 Notices. All notices, requests, demands, and other communications required or permitted to be given hereunder shall be in writing and shall be given personally, telegraphed, sent by facsimile transmission or sent by prepaid air courier, same day or overnight messenger, or certified, registered or express mail, postage prepaid. Any such notice shall be deemed to have been given (a) when received, if delivered in person, telegraphed, sent by facsimile transmission and confirmed in writing within three (3) business days thereafter
o sent by prepaid air courier, same day or overnight messenger, or (b) three (3) business days following the mailing thereof, if mailed by certified first class mail, postage prepaid, return receipt requested, in any such case as follows (or to such other address or addresses as a party may have advised the other in the manner provided in this Section 8.3):

If to the Seller, to:

Leroux Creek Food Corporation
970-3100 Road
Hotchkiss, CO 81419
Attn: Edward Tuft
Federal Tax ID: 84-0988864
Telephone Number: (970)872-2256
Telecopier Number: (970)872-2250

If to Buyer, to:

Perry's Majestic Beer, Inc.
38 West 32nd Street
New York, NY 10001
Attn: Robert Sipper
Federal Tax ID:
Telephone Number: (212) 564-2260
Telecopier Number: (212) 564-1862

      8.4 Entire Agreement. This Agreement (including the Exhibits) and the agreements, certificates and other documents delivered pursuant to this Agreement contain the entire agreement among the parties with respect to the transactions described herein, and supersede all prior agreements, written or oral, with respect thereto.

      8.5 Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed, or extended, and the terms hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

      8.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to principles of conflicts of law. Venue shall be in Delta County, Colorado.

      8.7 Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, assigns, and legal representative. This

Agreement is not assignable except by written consent of the parties, and any other purported assignment shall be null and void.

      8.8 Variations in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

      8.9 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

      8.10 Exhibits. The Exhibits attached hereto are a part of this Agreements as if fully set forth herein. All references herein to Exhibits shall be deemed references to such parts of this Agreements, unless the context shall otherwise require.

      8.11 Effect of Disclosure on Exhibits. Any item disclosed on any Exhibit shall only be deemed to be disclosed in connection with (a) the specific representation and warranty to which such Exhibit is expressly referenced; (b) any specific representation and warranty which expressly cross-references such Exhibit and (c) any specific representation and warranty to which any other Exhibit to this Agreement is expressly referenced if such other Exhibit expressly cross-references such Exhibit.

      8.12 Headings. The headings in this agreement are for reference only, and shall not affect the interpretation of this Agreement.

      8.13 Severability of Provisions. If any provision or any portion of any provision of this Agreement or the application of such provision or any portion of such provision to any Person or circumstance shall beheld invalid or unenforceable, the remaining portion of such provision and the remaining provisions of these Agreement, or the application of such provision or portion or such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

      8.14 Brokers. Each party hereto represents and warrants that no broker or finder is entitled to any brokerage or finder's fee or other commission from such party, based on agreement, arrangements or undertakings made by such party, in connection with the transactions contemplated hereby.

      8.15 Expenses. Whether or not the transactions contemplated hereby shall be consummated, each party shall (except as otherwise specifically provided herein) pay its own expenses incident to the preparation and performance of this Agreement.

      8.16 Termination. It is specifically understood that this Agreement is tied into the Buyer's timely payment of all interest and principal payments due under the Promissory Note. Buyer's failure to make payments when due under the Promissory Note, or termination of this Agreement for any reason prior to the payment in full of the principal and interest due on the Promissory Note, will cause the obligation of Seller under this Agreement to cease and Seller may then resume producing and marketing Leroux Creek products under their own name and for their own profit.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                           LEROUX CREEK FOOD CORPORATION


                                       /s/ Edward Tuft, President
                                       --------------------------
                                           Edward Tuft, President

                                           PERRY'S MAJESTIC BEER, INC.


                                       /s/ Robert Sipper, President
                                       ----------------------------
                                           Robert Sipper, President

                                   EXHIBIT A

                                PROMISSORY NOTE



$587,500.00                        Hotchkiss, Colorado       June __, 1998


      On January 2, 1999, for value received, Perry's Majestic Beer, Inc. promises to pay to the order of Leroux Creek Food Corporation the sum of Five Hundred Eight-Seven Thousand, Five Hundred Dollars and no cents ($587,500.00) at 970-3100 Road, Hotchkiss, Colorado 81419 with interest therefor at the rate of nine (9) per centum per annum from date until due, payable with interest only payments of $4,406.25 per month beginning July ____, 1998 and continuing on the ____ day of each successive month plus a final payment of interest plus the principal amount of $591,900.25 due January 2, 1999.

      In the event of prepayment, maker shall pay all taxes, expenses, fees and costs reasonably incurred by Payee as a result of such pre-payment.

Failure to pay any principal or interest when due shall cause this entire note to become due and collectible at once, in which case accrued interest and principal shall, from and after the date of such default, bear interest at fifteen (15) per centum per annum.

The makers, endorsers, sureties and guarantors of this note severally waive presentment for payment, notice of nonpayment, protest, and notice of protest; and in the event this note be collected by an attorney, by suit or otherwise, agree to pay a reasonable attorney's fee.

                                   PERRY MAJESTIC BEER, INC.




                                   By: Robert Sipper, President

                                   Exhibit B

                             CONSULTING AGREEMENT

      THIS AGREEMENT, dated June 30, 1998 by and between Perry's Majestic Beer, Inc., a Delaware corporation ("Perry's") and Edward Tuft (the "Consultant").

                                  WITNESSETH:

      Consultant agrees to render certain consulting services to Perry's upon the terms and conditions set forth below:

      1. Payment by Perry's. As full and total consideration for the services provided by the Consultant to Perry's, Perry's hereby grants to Consultant the right and option (the "Option") to purchase five hundred thousand (500,000) shares of Perry's common stock, par value $.0001 per share, (the "Option Shares") adjusted to reflect any stocks splits or reverse splits, at an exercise price equal to the fair market value of the Option Shares as of the date of this Agreement (the "Option Shares"). The Option shall be exercisable for a period of five (5) years from the date of the execution of this Agreement. The Option Shares granted to Consultant pursuant to this Paragraph 1 hereof shall vest as follows: (i) two hundred thousand (200,000) upon execution of this Agreement;
(ii) one hundred thousand (100,000) on the one year anniversary of the execution of this Agreement; (iii) one hundred thousand ( 100,000 on the two year anniversary of the execution of this Agreement; and (iv) one hundred thousand (100,000) on the three year anniversary of the execution of this Agreement.

      2. Method of Exercise. Each exercise of an option granted hereunder shall be by means of a notice of exercise (the "Notice of Exercise") delivered to Perry's specifying the number of Option Shares to be purchased. Within five (5) days of receiving the Notice of Exercise, Perry's shall schedule a closing which shall be no more than five (5) days later. At the closing, Perry's shall deliver the Option Shares to the Consultant with the appropriate transfer documents and Consultant shall pay to Perry's the full purchase price of such exercised Option Shares either in cash or by certified check payable to the order of "Perry's Majestic Beer, Inc." All Option Shares issued pursuant to such option shall be fully paid and nonassessable and shall not be subject to any liens.

      3. Stockholder Rights. Neither the Consultant nor any other person legally entitled to exercise the Option shall be entitled to any of the rights or privileges of a stockholder of Perry's with respect to any common shares issuable upon any exercise of the Option unless and until the Option is exercised

      4. Consultant's Obligations. From time to time the Consultant agrees to provide Perry's with such consulting services as requested by Perry's in connection with the sale, marketing, distribution and manufacturing of applesauce and related products. Consultant shall not be obligated to provide more than 40 hours of consulting time to Perry's per calendar year.

      5. Term of Agreement. The term of this Agreement shall be for three years from the date hereof.

      6. Confidential Information. Consultant acknowledges that all information, documents, customer lists, patents, trademarks, copyrights, materials, specifications, business strategies or any other ideas which directly relate to the business of Perry's (referred to herein as "Confidential Information") whether prepared or generated by Consultant or Perry's pursuant to this Agreement or otherwise in the possession or knowledge of Consultant prior to the date hereof or coming into possession or knowledge of Consultant during the term of this Agreement shall be the exclusive, confidential property of Perry's, except to the extent expressly authorized in writing by Perry's for dissemination. From the date of this Agreement through and including the twenty fourth month following the termination of this Agreement or any extension thereof (the "Restricted Period"), Consultant shall not disclose any of such (confidential Information to any third party without the prior written consent of Perry's and shall take all reasonable steps and actions necessary to maintain the confidentiality of such Confidential Information.

      7. Status as Independent Contractor. Consultant's engagement pursuant to this Agreement shall be as independent contractor and not as an employee, officer or other agent of Perry's. Neither party to this Agreement shall represent or hold itself out to be the employer or the employee of the other. Consultant further acknowledges that the compensation provided herein is a gross amount of compensation and that Perry's will not withhold from such compensation any amounts respective income taxes, social security payments or any other payroll taxes. All such income taxes and payments shall be made or provided for by Consultant and Perry's shall have no responsibility or duties regarding such matters.

      8. Miscellaneous. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Colorado, without regard to principles of conflicts of law, and the parties irrevocably agree to submit any controversy or claim arising out of or relating to this Agreement to binding arbitration conducted in the state of New York. This Agreement may be executed simultaneously in counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. This Agreement contains the entire understanding of the parties hereto with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by the parties.

      IN WITNESS WHEREOF, this Agreement is duly executed this 26th day of June 1998.




/s/ Edward Tuft
---------------
By: Edward Tuft


 PERRY'S MAJESTIC BEER, INC.

/s/ Robert Sipper
-----------------
By: Robert Sipper, President

                                  SCHEDULE A
                                   DEPOSITS

      This Schedule of Deposits is related to an Agreement to Purchase and Market Brand Name and Recipes dated June 30 , 1998 (the "Purchase Agreement") between Leroux Creek Food Corporation, a Colorado corporation (the "Seller"), and Perry's Majestic Beer, Inc., a Delaware corporation (the "Buyer"). A copy of said Purchase Agreement is attached hereto for reference only.

1. At the  Closing,  the Seller  shall  execute  and  deliver to Western  Escrow
Service (hereafter "Escrow Agent"), to be treated pursuant to the escrow instruction noted in Article 2.1 (e) of the Purchase Agreement, all documents and instruments necessary to transfer to the Buyer all of the right, title, and interest of the Seller in and to the trade names and Products, including, without limitation:

     (i)The  Assignment  Agreement  in the form  annexed  hereto as  Exhibit  D;

     (ii)Documents reflecting assignment of all names, patents, licenses and trademarks included among the purchased Assets;

     (iii)A Bill of Sale in the form annexed as Exhibit E;

     (iv)Recipes;

     (v)The executed Production Agreement in theform annexed as Exhibit F;

2. At the Closing, Buyer shall deliver to Seller for delivery to the Escrow Agent to be treated pursuant to the instructions noted in Article 2. l(e):

      (i)The executed Consulting Agreement, Production Agreement, and the Royalty Agreement and

      (ii)The executed Promissory Note in the amount of $587,500.00.

                                  SCHEDULE B
                             SPECIAL INSTRUCTIONS

      These instructions relate to an Agreement to Purchase and Market Brand Name and Recipes dated June 30 , 1998 (the "Purchase Agreement") between Leroux Creek Food Corporation, a Colorado corporation (the "Seller"), and Perry's Majestic Beer, Inc., a Delaware corporation (the "Buyer"). A copy of said Purchase Agreement is attached hereto for reference only. The Escrow Agent has no obligation to interpret or enforce any provision of said Agreement, but shall hold the deposits listed on Schedule A according to these instructions. The Escrow Agent is hereby authorized and directed to hold all of the deposits listed on Schedule A and to dispose of same upon the following conditions:

      1. At such time as the Escrow Agent receives cash or certified funds in the principal amount of $587,500.00 plus any unpaid interest in the amount of 9% per annum calculated on the principal amount of the Promissory Note from the date said Promissory Note was executed, the Escrow Agent is to deliver to Perry's Majestic Beer, Inc., 38 W. 32nd Street, New York, NY 10001 by certified mail, the documents noted in Schedule A including a copy of the Promissory Note marked "Paid in Full".

      2. Simultaneous with the transaction noted in paragraph 1 above, the Escrow Agent is to contact Edward Tuft of Leroux Creek Foods, Inc., 970 - 3100 Road, Hotchkiss, CO 81419, (970) 872-2256, and deliver to him the cash or certified funds in the amount of $587,500.00 plus any interest as noted in paragraph 1 above.

      3. This escrow shall terminate on the due date of the Promissory Note, and unless said Escrow Agreement is extended by written agreement of all parties hereto, the Escrow Agent is instructed to send the Promissory Note to Perry's Majestic Beer, 38 W. 32nd Street, New York, NY 10001, and to forward the balance of the documents to Edward Tuft at 970 - 3100 Road, Hotchkiss, CO 81419. The Escrow Agent is instructed that the escrow will terminate automatically at the due date of the Promissory Note unless it is extended in writing. The Escrow Agent shall be under no obligation to contact either party in the event the Promissory Note is not paid in full and the date has not been extended by written mutual agreement of the parties, and may treat same as completed once the Escrow Agent complies with the instructions in this paragraph 3.

                                   EXHIBIT C


      ESCROW AGREEMENT between WESTERN ESCROW SERVICES, INC. (hereinafter Escrow Agent).

      Leroux Creek Food Corporation, Inc. (hereafter Seller)

and Perry's Majestic Beer, Inc., a Delaware corporation (hereafter Buyer).

1. The instruction may be supplemented, altered, amended, modified or revoked by writing only, signed by all of the parties hereto, and approved by the Escrow Agent, upon payment of all fees, costs and expenses incident thereto.

2. No assignment, transfer, conveyance or Hypothecation of any right, title or interest in and to the subject matter of this Escrow shall be binding upon the Escrow Agent and all fees, costs and expenses incident thereto shall have been paid and then only upon the Escrow Agents assent thereto in writing.

3. Any notice required or desired to be given by the Escrow Agent to any party to this Escrow may be given by mailing the same addressed to such party at the address given below the signature of such party or the most recent address of such party shown on the records of the Escrow Agent, and notice so mailed shall for all purposes hereof be as effectual as though served upon such party in person at the time of depositing such notice in the mail.

4. The Escrow agent may receive any payment called for hereunder after the due date thereof unless subsequent to the date of such payment and prior to the receipt thereof the Escrow Agent shall have been instructed in writing to refuse any such payment.

5. The Escrow Agent shall not be personally liable for any act it may do or omit to do hereunder as such agent, while acting in good faith and in the exercise of its own best judgment, and any act done or omitted by it pursuant to the advice of its own attorneys shall be conclusive evidence of such good faith.

6. The Escrow Agent is hereby expressly authorized to disregard any and all notices or warnings given by any of the parties hereto, or by any other person, firm or corporation, excepting only orders or process of court and is hereby expressly authorized to comply with and obey and all process, orders, judgments or decrees of any court, and in case the Escrow Agent obeys or compiles with any such process, order, judgment or decree of any court it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such process, order, judgment or decree by subsequently reversed modified, annulled, set aside or vacated, or found to have been issued or entered without jurisdiction.

7. In consideration of the acceptance of this escrow by the Escrow Agent, the undersigned agree, jointly and severally, for themselves, their heirs, legal representatives, successors and assigns, to pay the Escrow Agent its charges hereunder and to indemnify and hold it harmless as to any liability by it incurred to any other person, firm or corporation by reason of its having accepted the same, or its carrying out any of the terms thereof, and to reimburse it for all its expenses, including, among other things, counsel fees and court costs incurred in connection herewith; and that the Escrow Agent shall have a first and prior lien upon all deposits made hereunder to secure the performance of said agreement of indemnity and payment of its charges and expenses, hereby expressly authorizing the Escrow Agent, in the event payment is not received promptly from the undersigned, to deduct such charges and expenses, without previous notice, from any funds deposited hereunder. Escrow fees or charges, as distinguished from other expenses hereunder, shall be as written above the Escrow Agents signatures at the time of acceptance hereof.

8. The Escrow Agent shall be under no duty or obligation to ascertain the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver these instructions or any documents or papers or payments deposited or called for hereunder, and assumes no responsibility or liability for the validity or sufficiency of these instructions or any documents or papers or payments deposited or call for hereunder.

9. The Escrow Agent shall not be liable for the outlawing of any rights under any statute of Limitations or by reason of laches in respect to the instructions or any documents or papers deposited.

10. In the event of any dispute between the parties hereto as to the facts of default, the validity or meaning of these instructions or any other fact of matter relating to the transaction between the parties. The Escrow Agent is instructed as follows:

(a) That it shall be under no obligation to act, except under process of order of court, or until it has been adequately indemnified to its full satisfaction, and shall sustain no liability for its failure to act pending such process or court order or indemnification;

(b) That it may in its sole and absolute discretion, deposit the property described herein or so much thereof as remains in its hands with the then clerk, or acting Clerk of the District Court, State of Colorado in whose jurisdiction the subject property lies, and interplead the parties hereto, and upon so depositing such property and filing its complaint in interpleader it shall be relieved of all liability under the terms hereof as to the property so deposited, and furthermore, the parties hereto for themselves, their heirs, legal representatives, successors and assigns do hereby submit themselves to the jurisdiction of said court and do hereby appoint the then clerk, or acting clerk, of said court as their Agent for the service of all process in connection with such proceedings. The institution of any such interpleader action shall not impair the rights of the Escrow Agent under paragraph #7 above.

11. If the subject matter of this escrow consists in whole or in part of funds, the same shall not be commingled by the Escrow Agent with its own funds; provided, however, that anything contained in the Escrow Agreement of which these General Provisions are made a part, to the contrary notwithstanding, the Escrow Agent shall NOT BE REQUIRED TO DEPOSIT THE SAME IN ANY INTEREST BEARING OR INCOME PRODUCING ACCOUNT AND SHALL NOT IN ANY WAY BE LIABLE TO ANY OF THE OTHER PARTIES TO THE ESCROW AGREEMENT FOR THE PAYMENT OF INTEREST UPON SAID FUNDS FOR THE PERIOD DURING WHICH THEY ARE HELD BY THE ESCROW AGENT. It is intended that the provisions hereof shall supersede any other terms, conditions, covenants or provisions contained in the Escrow Agreement which expressly or by implication are in conflict herewith.

12. Payments made by checks returned to the Escrow Agent because of insufficient funds or that are for any reason unpaid will be sent one time only for collection and the drawer notified of such action. If returned a second time, the check will be charged back to the drawer of the party for whom the payment was made and the payment added back to the contract or escrow balance. In the event that more than one unpaid check is tendered, the Escrow Agent may require at its sole option that future payments be made by cash, money order or Cashier's check. The Escrow Agent reserves the right to delay delivery of documents or receipts to the appropriate party if payoffs or payments are made by uncertified checks.

13. A Seller is responsible for delivering to the Escrow Agent, Tax Receipts (notices are not acceptable) and evidence of payments of insurance premiums for all taxes and insurance to be added to a contract balance. It is the responsibility of the parties to the escrow, not including the Escrow Agent, to assure themselves that taxes are paid and insurance coverage is maintained, the Escrow Agent shall have no responsibility for insuring that taxes or insurance premiums are paid. If a fund for payment of taxes and insurance premiums is maintained with the escrow, such payments will be made only when tax or insurance premium notices are submitted to the Escrow Agent and only to the extent that money is available in the escrow account. It is the responsibility of the parties to the escrow, excluding the Escrow Agent, to assure themselves that sufficient funds are available to the Escrow Agent to pay taxes and maintain insurance coverage, and the Escrow Agent assumes no responsibility therefor.

14. The Escrow Agent shall be entitled to a reasonable compensation for its serves rendered from time to time. The fees and charges shall be as follows unless and until modified as provided herein:

SET UP FEE $250.                     PERIODIC FEE  $________
                                     (Specify)

OTHER FEES $___________ $____________ $____________

All of the fees above set forth may be amended by the Escrow Agent at any time, by advance written notification to the parties to this Escrow Agreement. The amended fees shall be effective on or after twenty (20) days following the date of such notice. Collection fees chargeable to the Buyer in accordance with the terms of the documents in Escrow will be paid by the Buyer with and addition to payment set forth in the contract or note.

15. Escrow Agent may resign by giving notice in writing to buyer and seller of its intention to resign. The resignation shall become effective no sooner than sixty (60) days from the date of mailing the notice. The notice shall be sent certified mail, return receipt requested, to the addresses set forth below, unless those addresses have been changed. Buyer and Seller shall advise Escrow Agent in writing of the name of the new escrow agent selected. If Buyer and Seller cannot agree as to a new escrow agent, or fail to advise Escrow Agent within sixth (60) days, Escrow Agent may treat this as a dispute and proceed under paragraph 10. If a new escrow agent is designated, then upon delivery of the items described in Schedule A and B, or os much thereof as remains in Escrow Agents hands to the new escrow agent, Escrow Agent is relieve of all liability

      Witness Whereof, the undersigned have hereunto affixed their signatures and hereby adopt as a part of this Escrow Agreement Schedules A and B.

/s/ Edward Tuft                                     /s/ Robert Sipper
---------------                                     ---------------------
Edward Tuft, President                              Robert Sipper, President
Leroux Creek Food Corporation                       Perry's Majestic Beer, Inc.


June 26, 1998                                       June 30, 1998

                                   EXHIBIT D
                             ASSIGNMENT AGREEMENT

      ASSIGNMENT AGREEMENT, dated June 26, 1998 by and between Leroux Creek Food Corporation, a Colorado corporation (the "Seller"), and Perry's Majestic Beer, Inc., a Delaware corporation (the "Buyer").

                                  WITNESSETH:

      WHEREAS, pursuant to that certain Agreement to Purchase and Market Brand Name and Recipes (the "Purchase Agreement") dated even date herewith by and between the Seller and the Buyer, the Seller has agreed to sell the following Assets to Buyer, subject to the payment of the Purchase Price:

      (a)  Physical  Assets:  All  of  Seller's  customer  lists,   distribution
brokerage  agreements,   advertising  plans  and  the  like,  directly  used  in
connection with the marketing, sale and distribution of the Products.

      (b) Intangible Assets: All rights, title, and interest in and to the Products, including, without limitation, (i) the exclusive right to market, sell, and distribute the Products and to sell to Seller's past and present customers and to utilize Seller's brokers; (ii) the good will associated with the Products and the Assets; (iii) a non-exclusive license to use the certification mark "Grown Without Pesticides" (application pending) as set forth below in section 1.7; (iv) the right to the packaging designs and art graphics for the Products; and (v) all information concerning past and present marketing campaigns for the Products.

      (c) Leases. Licenses, etc.: All right, title, interest in and to the leases, licenses, permits, authorizations, contract rights, agreements, whether written or oral, orders and other documents used in connection with the marketing, distribution and sale of the Products;

      (d) Intellectual Property Rights: All trademarks, trade names, and other intellectual property rights utilized in connection with the marketing, sale and distribution of the Products, (excepting the rights to use or apply the Certification Mark "Grown Without Pesticides" or its variants [the Certification Mark], such rights non-exclusively licensed as set forth below in section 1.7) including written records thereof, including, without limitation, all rights to the name "Leroux Creek" and all variations thereof and the registered trademark "Leroux Creek" and the goodwill associated with such trademarks.

      AND WHEREAS, the parties hereto desire to execute this Agreement to further evidence the assignment by the Seller of the Assets.

      NOW THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

     1. Definitions. Terms used herein and not otherwise defined herein shall have the meanings provided for in the Purchase Agreement.

      2. Assignment of Assets. The Seller hereby sells, transfers, conveys, assigns and sets over to the Buyer, its successors and assigns, the Assets.

      3. Attorney-in-Fact. The Seller hereby appoints the Buyer, with full power of substitution, its true and lawful Attorney-in-Fact in its name, place and stead to take any and all action on behalf of and in the name of Seller to affirm the rights and interests of the Buyer in, under and to the Assets.

      4. Further Assurances. At any time and from time to time after the date hereof, at the request of the other party, and without further consideration, each party shall execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such other action as the other party reasonably requests as necessary or desirable in order more effectively transfer, convey and assign to the Buyer the Assets.

      5. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to principles of conflicts of law.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LEROUX CREEK FOOD CORPORATION

By:/s/ Edward Tuft
------------------
      Edward Tuft, President


PERRY'S MAJESTIC BEER, INC.

By:/s/ Robert Sipper
      Robert Sipper, President

                                   EXHIBIT E
                                 BILL OF SALE

      KNOW ALL MEN BY THESE PRESENTS, that Leroux Creek Food Company, Inc. a Colorado corporation ("Seller"), for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged by these presents, and pursuant to an Agreement to Purchase and Market Brand Name and Recipes dated June 30, 1998 ("Purchase Agreement") between Seller and Perry's Majestic Beer, Inc. a Delaware corporation ("Buyer"), hereby sells transfers, conveys, assigns and delivers unto Buyer all of the right, title and interest of Seller in and to the following Assets:

         (a) Physical Assets: All of Seller's customer lists, distribution brokerage agreements, advertising plans and the like, directly used in connection with the marketing, sale and distribution of the Products.

         (b) Intangible Assets: All rights, title, and interest in and to the Products, including, without limitation, (i) the exclusive right to market, sell, and distribute the Products and to sell to Seller's past and present customers and to utilize Seller's brokers; (ii) the good will associated with the Products and the Assets; (iii) a non-exclusive license to use the certification mark "Grown Without Pesticides" (application pending) as set forth below in section 1.7; (iv) the right to the packaging designs and art graphics for the Products; and (v) all information concerning past and present marketing campaigns for the Products.

         (c) Leases. Licenses. etc.: All right, title, interest in and to the leases, licenses, permits, authorizations, contract rights, agreements, whether written or oral, orders and other documents used in connection with the marketing, distribution and sale of the Products;

         (d) Intellectual Property Rights: All trademarks, trade names, and other intellectual property rights utilized in connection with the marketing, sale and distribution of the Products, (excepting the rights to use or apply the Certification Mark "Grown Without Pesticides" or its variants [the Certification Mark], such rights non-exclusively licensed as set forth below in section 1.7) including written records thereof, including, without limitation, all rights to the name "Leroux Creek" and all variations thereof and the registered trademark "Leroux Creek" and the goodwill associated with such trademarks.

      Except as otherwise provided herein, all capitalized terms contained and not defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.

      Seller agrees to cooperate with Buyer in obtaining any consents or waivers of third parties necessary to transfer to Buyer all property and rights provided to be transferred to Buyer under the Purchase Agreement.

      TO HAVE AND TO HOLD the Assets unto Buyer, its successors and assigns, for its use forever.

      At any time and from time to time after the date hereof at the request of Buyer, and without further consideration, Seller shall execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such other action as Buyer may reasonably request as necessary or desirable in order to more effectively transfer, convey and assign to Buyer, and to confirm Buyer's title to or rights in, all of the Assets, and to put Buyer in actual possession and operating control thereof.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

LEROUX CREEK FOOD CORPORATION

By:/s/ Edward Tuft
------------------
      Edward Tuft, President

STATE OF COLORADO,
COUNTY OF DELTA, ss.

      Subscribed and affirmed before me this 26th day of June , 1998 by Edward Tuft, known personally to me to be the President of Leroux Creek Food Company.

Witness my hand and official seal.
My commission expires:  October 26, 1998            /s/ Anna George
                                                    ---------------
                                                    Notary Public


ACCEPTED THIS 30th DAY OF JUNE, 1998

PERRY'S MAJESTIC BEER, INC.

By: /s/ Robert Sipper
---------------------
      Robert Sipper, President

                                   EXHIBIT F
                             PRODUCTION AGREEMENT

      THIS AGREEMENT, dated June 30,1998 by and between Leroux Creek Food Corporation, a Colorado corporation (the "Seller"), and Perry's Majestic Beer, Inc., a Delaware corporation (the "Buyer").

                                  WITNESSETH:

      WHEREAS, Seller is engaged in the business among other things, of manufacturing, marketing and distributing applesauce, apple sauce blends and apple butter made from associated proprietary recipes utilizing "Grown without Pesticides" apples; and

      WHEREAS, the parties have entered into an Agreement to Purchase and Market Brand Name and Recipes dated June __, 1998 (the "Purchase Agreement"); and

      WHEREAS, the Buyer wishes to continue to use the Seller's production facility in Hotchkiss, Colorado to produce the Products from the associated recipes and ingredients of the Seller, said Products to include all Products currently produced under the Leroux Creek label, including all applesauce, applesauce blends, and apple butter; and

      WHEREAS the Seller is desirous of continuing to produce same;

      NOW THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the Seller and the Buyer hereby agree as follows:

1. Term. Seller agrees to manufacture and the Buyer agrees to use the Seller as the sole and exclusive manufacturer of the Products produced under the "Leroux Creek" label, including all applesauce, applesauce blends, and apple butter for a period of twelve (12) years from the date of closing of the "Purchase Agreement." Seller shall have the sole and exclusive right to process and package the Products of Buyer contemplated by this Agreement during that twelve-year time period and encompassed in the Purchase Agreement. Buyer reserves the right to make this a non-exclusive agreement if the Seller is unable to meet the production needs of the Buyer. This right shall be for the excess production needs above Seller's production capability only.

2. Production Standards/Recipes. Seller agrees to manufacture the Leroux Creek brand of applesauce, applesauce blends, and apple butter using the same quality of production standards as previously used by them in the production of the Products. The Seller further agrees to manufacture all Products using the same ingredient qualities and quantities that the Seller has previously used in the production of the Products. The Seller agrees to continue to use "good manufacturing practices" to produce the Leroux Creek brand of applesauce, applesauce blends, and apple butter for the Buyer. Seller agrees to provide production reports for each production run on a form provided by Buyer. Seller shall notify Buyer in writing of any substantial deviations from the established production standards and/or differences or variations in basic ingredients which may affect the consistency of the finished product. Buyer shall then have the option to elect to proceed with production according to the varied standards or to withdraw the specific order.

3. Ordering and Shipping. Buyer shall place orders with the Seller by fax or by mail. Seller agrees to manufacture and ship orders of 20 pallets or less within 15 days of the receipt of the order by the Seller. Any individual orders exceeding 20 pallets shall automatically add an additional 10 days to manufacture and shipping schedule as recited herein. In order to facilitate Seller's shipping schedule, the parties agree that any orders that are shipped in an easterly direction from the manufacturing plant in Hotchkiss, Colorado (with the exception of the Denver area) shall be shipped on the 10th or 25th


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of each month  following the  completion of the  manufacturing  cycle.  Whenever possible, the Buyers shall place orders in increments of 5,000 pounds or more. Orders of less than 5,000 pounds will be subject to a shipping surcharge at the discretion of the Seller. Buyer agrees that upon payment of the Promissory Note the freight minimum shall increase to 8,000 pounds.
      Buyer also agrees that if any new accounts are procured outside of the existing marketing territory, the Seller shall have the right to add freight surcharges for freight costs above $110 per pallet.

4. Special Orders. Any orders which require extraordinary production time, overtime labor costs, increased costs of delivery of component parts, etc., necessary to fill the special order, will create additional costs that will be added to the cost of manufacture as noted herein, and shall be in addition to the payments agreed upon in this Agreement. Seller agrees to notify Buyer in writing prior to incurring such additional costs.

5. Extraordinary Tasks. In the event that the Buyer requests the Seller to perform any extraordinary or special tasks outside of the realm of the normal production of applesauce and related products, the Buyer shall be billed at the rate of $20.00 per hour for such extraordinary or special tasks, plus the costs of materials. This paragraph is to include all special shipments except shipments of samples, special packaging, or other tasks that are outside of the normal production and shipment of the Products. Shipments of samples shall be billed at cost of production, labor, shipping and added shipping materials.

6. Payment. Until the principal and interest due on the Promissory Note is paid in full, Buyer agrees to pay Seller for products shipped contemporaneous with or before the shipment is actually made. After payment in full of the principal and interest on the Promissory Note in the sum of $587,500.00 as referred to in the "Purchase Agreement", payment terms shall change to allow the Buyer 20 days to pay in full following receipt of any invoice of product shipped from the Seller.

7. Fee for Manufacturing and Shipping. As payment for the services performed in the manufacturing and shipping of the finished Products, the Seller and Buyer agree to the following fee schedule: Seller will produce twelve (12) 24-ounce glass jars (one flavor per case) for a price of $11.87 per case. Seller will produce cases of forty-eight (48) 4-ounce cups wrapped 4 cups per sleeve and placed in a master carton for a price of $11.18 per case. Price decreases will be negotiated upon an increase in the production requests of Buyer. Price increases will only occur as ingredient costs or other costs associated with manufacturing rise and/or as wholesale price of the product is raised and said increases shall be at a rate proportional to the increase in costs or the increase in wholesale price. It shall be the obligation of Seller to provide Buyer with documentation of all cost increases.

8. Grown Without Pesticides Apple Purchases. The Buyer recognizes that the Grown Without Pesticides apples are raised specifically for the Buyer based on contracts made at the beginning of the year, and that these apples typically have to paid for in full at harvest. Because of the high expense for the purchase of apples, the Buyer agrees to notify the Seller six months in advance of harvest (i.e., by May 1 each year) of the estimated production quotas that will be required for the upcoming harvest year from November 1 to September 30. The Buyer further agrees to aid the Seller in the procurement of said apples in accordance with the projections provided by the Buyer. In order to accomplish this, the Buyer will pay to the Seller, prior to harvest in each year, a payment equal to 50% of the cost of the apples which are to be purchased at harvest. Any apples that are purchased on consignment or which will be purchased after harvest based on a separate contractual relationship will not be affected by this Agreement. In repayment for the advance referred to in this paragraph 8, the Seller agrees to credit the Buyer the sum of $1.20 per case beginning in the month of January following the harvest from which the apples were produced, and will continue giving credits until all funds advanced are repaid.



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      Prior to the payment of the Promissory  Note, the Buyer is to advance only
$25,000 to the Seller on or about October 1, 1998 for the procurement of Grown Without Pesticides Apples. Repayment of the $25,000 shall commence immediately for all orders placed after October 1, 1998 at the rate of $1.20 per case credit.

9. Promissory Note. It is recognized that the Seller will continue to have certain costs associated with debt being serviced by them and that the servicing of this debt will result in the Seller operating at a loss during the period until the Promissory Note is paid in full. Therefore, the interest on the Promissory Note will be paid to Seller on a monthly basis.

10. Denver Advertising. Buyer agrees to honor the existing advertising plan for the Denver-area market that has been previously agreed upon by Seller. The Buyer agrees to allocate at least $20,000.00 for said marketing campaign, and said expenditures will be expended prior to February 1, 1999. Seller agrees to cooperate with Buyer and provide direction as to how the funds are to be spent prior to disbursement. Buyer reserves the right to purchase and hold "Key Man" life insurance on Edward Tuft.

12. Insurance. The Seller agrees to keep in force a $1,000,000.00 of product liability insurance for the duration of this Production Agreement, and to name the Buyer as an additional insured on the policy. Any extra costs associated with adding Buyer as a covered entity shall be borne by the Seller. By so allowing this to occur the Seller is in no way accepting liability for any damages that may be incurred by Buyer as a result of the marketing, selling or in any way transferring said Products to a third party.

13. Independent Contractor Status. It is agreed between the parties that this Agreement is not intended to create, and in fact does not create a Principal/Agent, Partnership, or Joint Venture relationship. Seller is acting in the nature of an independent contractor for the purpose of processing, packaging, and shipping products for Buyer. Neither party to this Agreement shall be liable for any obligations incurred by the other in the furtherance of this Agreement unless specifically agreed to in writing and signed by both parties. Nothing herein shall prohibit Seller from manufacturing food products for other customers as long as the recipes for same are provided by the customer and they are not Leroux Creek recipes.

14. Force Majeure. Should the performance of this Agreement be prevented or delayed by acts of God, war, civil insurrection, fire flood, storm, strikes, lockouts, total or partial failure of transportation or delivery facilities, interruption of power, or by any law, regulation or order of Court or by any other cause beyond the control of such party, such party's performance to the extent it is so prevented or delayed shall be excused.

15. Waiver. The failure of either party to this Agreement to insist on the full performance of any of its provisions by the other party shall not constitute a waiver of such performance, not shall it be constituted a waiver of any other provisions of this Agreement.

16. Sole Agreement: This Agreement, in conjunction with the "Purchase Agreement" and attachments constitutes the sole agreement between the parties on this subject matter. All terms not otherwise defined in this document shall have the meaning ascribed to them in said "Purchase Agreement"; Any prior agreements, promises, negotiations or representations not expressly set forth in this Agreement are of no force and effect. This Agreement may not be amended, modified, or added to unless the change is in writing and signed by both of the parties hereto. This Agreement shall be binding on the heirs, executors, assigns and transferees of the parties. In this regard, it is expressly agreed that this Agreement, and the rights and obligations thereunder, may be assigned by Seller to Edward Tuft at Seller's sole discretion.

17. Relationship to Purchase Agreement and Promissory Note: It is specifically understood that this Production Agreement is tied into the Buyer's performance under the Purchase Agreement and Buyer's timely payment of all interest and principal payments due under the Promissory Note. Buyer's failure to comply with the terms of the Purchase Agreement or to make payments when due under the Promissory Note will cause the obligation of Seller under this Agreement to cease and Seller may then resume producing and marketing Leroux Creek products under their own name and for their own profit.

18. Choice of Laws and Venue: this Agreement shall be interpreted according to the laws of the State of Colorado, and Delta County shall have sole and exclusive court jurisdiction of any disputes arising as a result of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed as of June 26, 1998.


LEROUX CREEK FOOD CORPORATION

By:/s/ Edward Tuft
------------------
      Edward Tuft, President


PERRY'S MAJESTIC BEER, INC.

By:/s/ Robert Sipper
      Robert Sipper, President



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